Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2023 SECOND QUARTER
OF $6.1 MILLION AND DILUTED EARNINGS PER SHARE OF $0.39

2023 Second Quarter Highlights compared with 2022 Second Quarter:
•Financial Results:
◦Net income of $6.1 million, compared to $8.5 million
◦Diluted earnings per share of $0.39, compared to $0.54
◦Net interest income of $17.3 million, compared to $19.1 million
◦Net interest margin of 3.40%, compared to 4.21%
◦No provision for credit losses, compared to provision for credit losses of $996 thousand
◦Total assets of $2.2 billion, an 11% increase compared to $1.9 billion
◦Gross loans of $1.7 billion, a 16% increase compared to $1.5 billion
◦Total deposits of $1.9 billion, a 7% increase compared to $1.7 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.21%, compared to 1.19%
◦Net charge-offs(1) to average gross loans(2) of 0.00%, compared to net recoveries of 0.01%
◦Nonperforming loans to gross loans of 0.20%, compared to 0.12%
◦Criticized loans(3) to gross loans of 0.44%, compared to 0.18%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 11.92%.
◦Book value per common share increased to $12.16, compared to $11.16
◦Repurchased 221,494 shares of common stock at an average price of $8.40
◦Paid quarterly cash dividend of $0.12 per share, compared to $0.10 per share
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, July 27, 2023 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the second quarter of 2023. Net income for the second quarter of 2023 was $6.1 million, or $0.39 per diluted common share, compared with $7.5 million, or $0.48 per diluted common share, for the first quarter of 2023, and $8.5 million, or $0.54 per diluted common share, for the second quarter of 2022.

Min Kim, President and Chief Executive Officer:
“We continued to maintain strong liquidity, credit quality, and solid capital positions to withstand the recent turmoil in the banking industry. Our liquid assets and available borrowings were more than 47% of total assets,” said Min Kim, President and Chief Executive.
“The migration from noninterest-bearing to interest-bearing deposits has been stabilized during the quarter, and our noninterest-bearing deposits remained at 34% of total deposits. We are truly grateful for our customers’ loyalty and trust throughout these difficult times.
Although we anticipate additional challenges in the short term, we remain optimistic about our future performance and will continue to focus on executing our strategic goals while maintaining appropriate risk and control environment.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Selected Income Statement Data:
Net interest income	$17,252	$17,892	$19,079	(3.6)%	(9.6)%
(Reversal of) provision for credit losses	—	(338)	996	n/m	n/m
Noninterest income	3,605	4,295	5,359	(16.1)	(32.7)
Noninterest expense	12,300	11,908	11,503	3.3	6.9
Income tax expense	2,466	3,083	3,459	(20.0)	(28.7)
Net Income	6,091	7,534	8,480	(19.2)	(28.2)
Diluted earnings per share	0.39	0.48	0.54	(18.8)	(27.8)
Selected Balance Sheet Data:
Gross loans	$1,716,197	$1,692,485	$1,484,718	1.4%	15.6%
Total deposits	1,859,639	1,904,818	1,741,623	(2.4)	6.8
Total assets	2,151,701	2,170,594	1,934,242	(0.9)	11.2
Average loans(1)	1,725,764	1,725,392	1,560,064	—	10.6
Average deposits	1,817,101	1,867,684	1,702,860	(2.7)	6.7
Credit Quality:
Nonperforming loans	$3,447	$2,504	$1,826	37.7%	88.8%
Net charge-offs (recoveries) to average gross loans(2)	0.00%	0.02%	(0.01)%	(0.02)	0.01
Allowance for credit losses to gross loans	1.21	1.23	1.19	(0.02)	0.02
Allowance for credit losses to nonperforming loans	603	831	969	(228)	(366)
Financial Ratios:
Return on average assets(2)	1.15%	1.43%	1.79%	(0.28)%	(0.64)%
Return on average equity(2)	13.27	16.82	20.29	(3.55)	(7.02)
Net interest margin(2)	3.40	3.57	4.21	(0.17)	(0.81)
Efficiency ratio(3)	58.97	53.67	47.07	5.30	11.90
Common equity tier 1 capital ratio	11.92	12.06	12.29	(0.14)	(0.37)
Leverage ratio	9.50	9.43	9.48	0.07	0.02
Book value per common share	$12.16	$12.02	$11.16	1.2	9.0

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Interest Income
Interest income	$30,102	$28,594	$20,148	5.3%	49.4%
Interest expense	12,850	10,702	1,069	20.1	1102.1
Net interest income	$17,252	$17,892	$19,079	(3.6)%	(9.6)%

($ in thousands)	For the Three Months Ended
	2Q2023			1Q2023			2Q2022
	Average Balance	Interest and Fees	Yield/Rate(1)	Average Balance	Interest and Fees	Yield/Rate(1)	Average Balance	Interest and Fees	Yield/Rate(1)
Interest-earning Assets:
Loans	$1,725,764	$27,288	6.34%	$1,725,392	$26,011	6.10%	$1,560,064	$19,108	4.91%
Total interest-earning assets	2,030,139	30,102	5.94	2,022,146	28,594	5.71	1,817,157	20,148	4.44
Interest-bearing Liabilities:
Interest-bearing deposits	1,201,353	11,920	3.98	1,196,194	10,382	3.52	859,072	1,069	0.50
Total interest-bearing liabilities	1,283,939	12,850	4.01	1,222,362	10,702	3.55	859,072	1,069	0.50
Ratios:
Net interest income / interest rate spreads		17,252	1.93		17,892	2.16		19,079	3.94
Net interest margin			3.40			3.57			4.21
Total deposits / cost of deposits	1,817,101	11,920	2.63	1,867,684	10,382	2.25	1,702,860	1,069	0.25
Total funding liabilities / cost of funds	1,899,687	12,850	2.71	1,893,852	10,702	2.29	1,702,860	1,069	0.25

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 2Q23 vs.
	2Q2023		1Q2023		2Q2022
	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	1Q2023	2Q2022
Loan Yield Component:
Contractual interest rate	$26,411	6.13%	$25,477	5.97%	$17,425	4.48%	0.16%	1.65%
SBA discount accretion	1,078	0.25	974	0.23	1,151	0.30	0.02	(0.05)
Amortization of net deferred fees	16	0.01	79	0.02	493	0.13	(0.01)	(0.12)
Amortization of premium	(452)	(0.11)	(392)	(0.09)	(197)	(0.05)	(0.02)	(0.06)
Net interest recognized on nonaccrual loans	40	0.01	(243)	(0.06)	5	—	0.07	0.01
Prepayment penalties(2) and other fees	195	0.05	116	0.03	231	0.05	0.02	—
Yield on loans	$27,288	6.34%	$26,011	6.10%	$19,108	4.91%	0.24%	1.43%

Amortization of Net Deferred Fees:
PPP loan forgiveness(3)	$—	—%	$3	—%	$351	0.09%	—%	(0.09)%
Other	16	0.01	76	0.02	142	0.04	(0.01)	(0.03)
Total amortization of net deferred fees	$16	0.01%	$79	0.02%	$493	0.13%	(0.01)%	(0.12)%

(1)Annualized.

(2)Prepayment penalty income of $110 thousand, $3 thousand and $118 thousand for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022, respectively, was from commercial real estate and Commercial and Industrial (“C&I”) loans.
(3)As of June 30, 2023, there were unamortized net deferred fees and unaccredited discounts of $4 thousand to be recognized over the estimated life of the loans as a yield adjustment on the loans.
Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Bank purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	2Q2023	1Q2023	2Q2022
Hana Loan Purchase:
Contractual interest rate	$1,409	$1,400	$956
Purchased loan discount accretion	384	413	592
Other fees	16	24	24
Total interest income	$1,809	$1,837	$1,572

Effect on average loan yield(1)	0.23%	0.24%	0.19%
Effect on net interest margin(1)	0.27%	0.28%	0.20%

($ in thousands)	For the Three Months Ended
	2Q2023			1Q2023			2Q2022
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield(1)	$1,725,764	$27,288	6.34%	$1,725,392	$26,011	6.10%	$1,560,064	$19,108	4.91%
Adjusted average loan yield excluding purchased Hana loans(1)(2)	1,670,530	25,479	6.11	1,667,155	24,174	5.86	1,490,884	17,536	4.72

Net interest margin(1)	2,030,139	17,252	3.40	2,022,146	17,892	3.57	1,817,157	19,079	4.21
Adjusted interest margin excluding purchased Hana loans(1)(2)	1,974,905	15,443	3.13	1,963,909	16,055	3.29	1,747,977	17,507	4.01

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Second Quarter 2023 vs. First Quarter 2023
Net interest income decreased $0.6 million, or 3.6%, primarily due to higher interest expense on deposits and borrowings, partially offset by higher interest income on loans. Net interest margin was 3.40%, a decrease of 17 basis points from 3.57%.
◦A $1.5 million increase in interest expense on deposits was primarily due to a $5.2 million increase in average balance of interest-bearing deposits and a 46 basis point increase in average cost driven by the Federal Reserve’s rate increases.
◦A $610 thousand increase in interest expense on borrowings was primarily due to a $56.4 million increase in average balance.

◦A $1.3 million increase in interest income on loans was primarily due to a 24 basis point increase in loan yield as a result of the Federal Reserve’s rate increases.

Second Quarter 2023 vs. Second Quarter 2022
Net interest income decreased $1.8 million, or 9.6%, primarily due to higher interest expense on deposits, partially offset by higher interest income on loans. Net interest margin was 3.40%, a decrease of 81 basis points from 4.21%.
◦An $8.2 million increase in interest income on loans was primarily due to a $165.7 million increase in average balance of interest-bearing deposits and a 143 basis point increase in loan yield as a result of the Federal Reserve’s rate increases.
◦A $10.9 million increase in interest expense on deposits was primarily due to a $342.3 million increase in average balance and a 348 basis point increase in average cost driven by the Federal Reserve’s rate increases.
Provision for Credit Losses

($ in thousands)	For the Three Months Ended
	2Q2023	1Q2023	2Q2022
(Reversal of) provision for credit losses on loans	$—	$(258)	$996
(Reversal of) provision for credit losses on off-balance sheet exposure(1)	—	(80)	23
Total (reversal of) provision for credit losses	$—	$(338)	$1,019

(1)     Reversal of provision for credit losses on off-balance sheet exposure of $80 thousand for the three months ended March 31, 2023 was included in total (reversal of) provision for credit losses. Prior to CECL adoption, provisions for credit losses on off-balance sheet exposure of $23 thousand for the three months ended June 30, 2022 was included in other expenses.
Second Quarter 2023 vs. First Quarter 2023
The Company did not record provision for credit losses, compared with a $338 thousand reversal of credit losses.

A $163 thousand increase from qualitative factor adjustments in the second quarter of 2023 was primarily offset by decreases in specific reserve requirements on individually evaluated loans. The change in quantitative general reserve during the quarter was insignificant as the impact from a 1.4% growth in gross loans was mostly offset by a decrease in historical loss factors.

Second Quarter 2023 vs. Second Quarter 2022
The Company did not record provision for credit losses, compared with a $1.0 million provision for credit losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Noninterest Income
Service charges on deposits	$573	$418	$427	37.1%	34.2%
Loan servicing fees, net of amortization	595	846	654	(29.7)	(9.0)
Gain on sale of loans	2,098	2,570	3,873	(18.4)	(45.8)
Other income	339	461	405	(26.5)	(16.3)
Total noninterest income	$3,605	$4,295	$5,359	(16.1)%	(32.7)%

Second Quarter 2023 vs. First Quarter 2023
Noninterest income decreased $690 thousand, or 16.1%, primarily due to lower gain on sale of loans.
◦Gain on sale of loans was $2.1 million, a decrease of $472 thousand from $2.6 million, primarily due to a lower SBA loan sold amount and a lower average sales premium. The Bank sold $36.8 million in SBA loans at an average premium rate of 6.64%, compared to the sale of $44.7 million at an average premium rate of 7.33%.

Second Quarter 2023 vs. Second Quarter 2022
Noninterest income decreased $1.8 million, or 32.7%, primarily due to lower gain on sale of loans.
◦Gain on sale of loans was $2.1 million, a decrease of $1.8 million from $3.9 million, primarily due to a lower SBA loan sold amount and a lower average sales premium. The Bank sold $36.8 million in SBA loans at an average premium rate of 6.64%, compared to the sale of $58.6 million at an average premium rate of 7.02%.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Noninterest Expense
Salaries and employee benefits	$7,681	$7,252	$7,109	5.9%	8.0%
Occupancy and equipment	1,598	1,570	1,489	1.8	7.3
Data processing and communication	546	550	492	(0.7)	11.0
Professional fees	381	359	364	6.1	4.7
FDIC insurance and regulatory assessments	420	467	192	(10.1)	118.8
Promotion and advertising	159	162	165	(1.9)	(3.6)
Directors’ fees	210	161	190	30.4	10.5
Foundation donation and other contributions	594	753	852	(21.1)	(30.3)
Other expenses	711	634	650	12.1	9.4
Total noninterest expense	$12,300	$11,908	$11,503	3.3%	6.9%

Second Quarter 2023 vs. First Quarter 2023
Noninterest expense increased $392 thousand, or 3.3%, primarily due to higher salaries and employee benefits, partially offset by a lower foundation donation.
◦Salaries and employee benefits increased $429 thousand primarily due to an addition of four full-time employees and annual salary adjustments effective in the second quarter of 2023.
◦Foundation donations and other contributions decreased $159 thousand primarily due to lower donation accrual for Open Stewardship as a result of lower net income.

Second Quarter 2023 vs. Second Quarter 2022
Noninterest expense increased $797 thousand, or 6.9%, primarily due to higher salaries and employee benefits and FDIC insurance and regulatory assessments, mainly offset by a lower foundation donation.
◦Salaries and employee benefits increased $572 thousand primarily due to 22 additional full-time employees to support continued growth of the Company.
◦FDIC insurance and regulatory assessments increased $228 thousand primarily due to our deposit growth from the second quarter of 2022 and increases in FDIC assessment fees in 2023.
◦Foundation donations and other contributions decreased $258 thousand primarily due to lower donation accrual for Open Stewardship as a result of lower net income.
Income Tax Expense
Second Quarter 2023 vs. First Quarter 2023
Income tax expense was $2.5 million, and the effective tax rate was 28.8%, compared to income tax expense of $3.1 million and the effective rate of 29.0%.

Second Quarter 2023 vs. Second Quarter 2022

Income tax expense was $2.5 million and the effective tax rate was 28.8%, compared to income tax expense of $3.5 million and an effective rate of 29.0%.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Commercial real estate loans	$847,863	$833,615	$776,785	1.7%	9.2%
SBA loans	238,785	238,994	247,413	(0.1)	(3.5)
C&I loans	112,160	117,841	128,620	(4.8)	(12.8)
Home mortgage loans	516,226	500,635	331,362	3.1	55.8
Consumer & other loans	1,163	1,400	538	(16.9)	116.2
Gross loans	$1,716,197	$1,692,485	$1,484,718	1.4%	15.6%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Commercial real estate loans	$29,976	$24,200	$61,924	23.9%	(51.6)%
SBA loans	34,312	16,258	55,085	111.0	(37.7)
C&I loans	25,650	7,720	2,718	232.3	843.7
Home mortgage loans	22,788	20,617	30,345	10.5	(24.9)
Gross loans	$112,726	$68,795	$150,072	63.9%	(24.9)%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	2Q2023	1Q2023	2Q2022
Loan Activities:
Gross loans, beginning	$1,692,485	$1,678,292	$1,428,410
New originations	112,726	68,795	150,072
Net line advances	(25,961)	10,356	(46,773)
Purchases	6,359	12,142	56,455
Sales	(36,791)	(45,021)	(58,999)
Paydowns	(17,210)	(40,190)	(15,977)
Payoffs	(25,969)	(28,326)	(33,098)
PPP Payoffs	—	(200)	(14,347)
Decrease in loans held for sale	7,534	36,802	18,988
Other	3,024	(165)	(13)
Total	23,712	14,193	56,308
Gross loans, ending	$1,716,197	$1,692,485	$1,484,718

As of June 30, 2023 vs. March 31, 2023

Gross loans were $1.72 billion as of June 30, 2023, up $23.7 million from March 31, 2023, primarily due to new loan originations, partially offset by loan sales, and payoffs and paydowns.

New loan originations and loan payoffs and paydowns were $112.7 million and $43.2 million for the second quarter of 2023, respectively, compared with $68.8 million and $68.7 million for the first quarter of 2023, respectively.
As of June 30, 2023 vs. June 30, 2022

Gross loans were $1.72 billion as of June 30, 2023, up $231.5 million from June 30, 2022, primarily due to new loan originations of $554.7 million and loan purchases of $105.6 million, primarily offset by loan sales of $173.3 million and loan payoffs and paydowns of $222.8 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	2Q2023		1Q2023		2Q2022
	%	Rate	%	Rate	%	Rate
Fixed rate	36.2%	4.82%	36.5%	4.76%	34.9%	4.19%
Hybrid rate	34.7	4.99	34.2	4.94	28.2	4.47
Variable rate	29.1	9.05	29.3	8.76	36.9	5.77
Gross loans	100.0%	6.11%	100.0%	5.99%	100.0%	4.85%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of June 30, 2023
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$50,591	5.33%	$331,824	4.78%	$239,489	4.77%	$621,904	4.82%
Hybrid rate	—	—	83,789	4.63	510,775	5.05	594,564	4.99
Variable rate	82,254	8.87	116,620	8.65	300,855	9.25	499,729	9.05
Gross loans	$132,845	7.52%	$532,233	5.60%	$1,051,119	6.21%	$1,716,197	6.11%

Allowance for Credit Losses

The Company adopted the CECL accounting standard effective as of January 1, 2023 under a modified retrospective approach. The adoption resulted in a $1.9 million increase to the allowance for credit losses on loans, a $184 thousand increase to the allowance for credit losses on off-balance sheet exposure, a $624 thousand increase to deferred tax assets, and a $1.5 million charge to retained earnings.

The following table presents impact of CECL adoption for allowance for credit losses and related items on January 1, 2023:

($ in thousands)	Allowance For Credit Losses on Loans	Allowance For Credit Losses on Off-Balance Sheet Exposure	Deferred Tax Assets	Retained Earnings
As of December 31, 2022	$19,241	$263	$14,316	$105,690
Day 1 adjustments on January 1, 2023	1,924	184	624	(1,484)
After Day 1 adjustments	$21,165	$447	$14,940	$104,206

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Allowance for credit losses on loans, beginning	$20,814	$19,241	$16,672	8.2%	24.8%
Impact of CECL adoption	—	1,924	—	n/m	n/m
(Reversal of) provision for credit losses(1)	—	(258)	996	n/m	n/m
Gross charge-offs	(20)	(116)	(18)	(82.8)	11.1%
Gross recoveries	8	23	52	(65.2)	(84.6)%
Net (charge-offs) recoveries	(12)	(93)	34	(87.1)	n/m
Allowance for credit losses on loans, ending(2)	$20,802	$20,814	$17,702	(0.1)%	17.5%

Allowance for credit losses on off-balance sheet exposure, beginning	$367	$263	$172	39.5%	113.4%
Impact of CECL adoption	—	184	—	n/m	n/m
(Reversal of) provision for credit losses	—	(80)	23	n/m	n/m
Allowance for credit losses on off-balance sheet exposure, ending(2)	$367	$367	$195	—%	88.2%

(1)    Excludes reversal of uncollectible accrued interest receivable of $205 thousand for the three months ended June 30, 2022.
(2)    Allowance for credit losses as of June 30, 2023 and March 31, 2023 were calculated under the CECL methodology while allowance for loan losses for June 30, 2022 was calculated under the incurred loss methodology.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Nonperforming loans(1)	$3,447	$2,504	$1,826	37.7%	88.8%
Nonperforming assets(1)	3,447	2,504	1,826	37.7	88.8
Nonperforming loans to gross loans	0.20%	0.15%	0.12%	0.05	0.08
Nonperforming assets to total assets	0.16%	0.12%	0.09%	0.04	0.07

Criticized loans(1)(2)	$7,538	$5,772	$2,673	30.6%	182.0%
Criticized loans to gross loans	0.44%	0.34%	0.18%	0.10	0.26

Allowance for credit losses ratios:
As a % of gross loans	1.21%	1.23%	1.19%	(0.02)%	0.02%
As an adjusted % of gross loans(3)	1.25	1.27	1.25	(0.02)	—
As a % of nonperforming loans	603	831	969	(228)	(366)
As a % of nonperforming assets	603	831	969	(228)	(366)
As a % of criticized loans	276	361	662	(85)	(386)
Net charge-offs (recoveries)(4) to average gross loans(5)	0.00	0.02	(0.01)	(0.02)	0.01

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $5.4 million, $1.9 million and $351 thousand as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(4)Annualized.
(5)Includes loans held for sale.

Overall, the Bank continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.25%.
◦Criticized loans was $7.5 million, an increase of $4.9 million from a year ago, and represented 0.44% of gross loans. Criticized loans consist of loans categorized as Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets was $3.4 million, an increase of $1.6 million from a year ago, and represented 0.16% of total assets. As of June 30, 2023, $5.4 million of nonaccrual assets consisted of guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of June 30, 2023 or 2022.
◦Net charge-offs were $12 thousand or 0.00% of average loans in the second quarter of 2023, compared to net charge-offs of $93 thousand, or 0.02%, of average loans in the first quarter of 2023 and net recoveries of $34 thousand, or 0.01%, of average loans in the second quarter of 2022.

Deposits

($ in thousands)	As of						% Change 2Q23 vs.
	2Q2023		1Q2023		2Q2022
	Amount	%	Amount	%	Amount	%	1Q2023	2Q2022
Noninterest-bearing deposits	$634,745	34.1%	$643,902	33.8%	$820,311	47.1%	(1.4)%	(22.6)%
Money market deposits and others	344,162	18.5	436,796	22.9	519,389	29.8	(21.2)	(33.7)
Time deposits	880,732	47.4	824,120	43.3	401,923	23.1	6.9	119.1
Total deposits	$1,859,639	100.0%	$1,904,818	100.0%	$1,741,623	100.0%	(2.4)%	6.8%

Estimated uninsured deposits	$796,211	42.8%	$900,579	47.3%	$1,036,943	59.5%	(11.6)%	(23.2)%

As of June 30, 2023 vs. March 31, 2023

Total deposits were $1.86 billion as of June 30, 2023, down $45.2 million from March 31, 2023, primarily due to decreases in money market deposits partially offset by growth in time deposits. The composition shift from money market deposits to time deposits was primarily due to customers’ continued preference for high-rate deposit products driven by the Federal Reserve’s rate increases. Noninterest-bearing deposits remained relatively stable at 34% of total deposits.
As of June 30, 2023 vs. June 30, 2022

Total deposits were $1.86 billion as of June 30, 2023, up $118.0 million from June 30, 2022, primarily driven by growth in time deposits, partially offset by decreases in noninterest-bearing deposits, and money market and others. The composition shift to time deposits was primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases and decreases in transaction volumes in escrow and 1031 exchanges accounts.

The following table sets forth the maturity of time deposits as of June 30, 2023:

	As of June 30, 2023
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250)	$30,086	$188,654	$146,874	$48,944	$1,650	$416,208
Time deposits ($250 or less)	67,165	174,086	90,045	90,721	42,507	464,524
Total time deposits	$97,251	$362,740	$236,919	$139,665	$44,157	$880,732
Weighted average rate	3.37%	4.31%	4.40%	4.50%	4.11%	4.25%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	2Q2023	1Q2023	4Q2022
Liquid assets:
Cash and cash equivalents	$143,761	$181,509	$82,972
Available-for-sale debt securities	202,250	212,767	209,809
Liquid assets	$346,011	$394,276	$292,781
Liquid assets to total assets	16.1%	18.2%	14.0%

Available borrowings:
Federal Home Loan Bank—San Francisco	$400,543	$406,500	$440,358
Federal Reserve Bank	172,316	174,284	175,605
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	24,950
Total available borrowings	$672,859	$680,784	$715,913
Total available borrowings to total assets	31.3%	31.4%	34.2%

Liquid assets and available borrowings to total assets	47.4%	49.6%	48.2%

Capital and Capital Ratios

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about August 24, 2023 to all shareholders of record as of the close of business on August 10, 2023.

The Company repurchased 221,494 shares of its common stock at an average price of $8.40 during the second quarter of 2023. Since the announcement of the initial stock repurchase program in January 2019, the Company repurchased a total of 1.9 million shares of its common stock at an average repurchase price of $8.58 per share through June 30, 2023.

	Basel III
	OP Bancorp(1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.10%	12.98%	10.00%	10.50%
Tier 1 risk-based capital ratio	11.92	11.80	8.00	8.50
Common equity tier 1 ratio	11.92	11.80	6.50	7.00
Leverage ratio	9.50	9.41	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers.

OP Bancorp	Basel III			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.10%	13.27%	13.51%	(0.17)%	(0.41)%
Tier 1 risk-based capital ratio	11.92	12.06	12.29	(0.14)	(0.37)
Common equity tier 1 ratio	11.92	12.06	12.29	(0.14)	(0.37)
Leverage ratio	9.50	9.43	9.48	0.07	0.02
Risk-weighted Assets ($ in thousands)	$1,700,205	$1,659,584	$1,465,707	2.45	16.00

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for credit losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		2Q2023	1Q2023	2Q2022
Interest income		$30,102	$28,594	$20,148
Interest expense		12,850	10,702	1,069
Net interest income		17,252	17,892	19,079
Noninterest income		3,605	4,295	5,359
Noninterest expense		12,300	11,908	11,503
Pre-provision net revenue	(a)	$8,557	$10,279	$12,935
Reconciliation to net income
(Reversal of) provision for credit losses	(b)	$—	$(338)	$996
Income tax expense	(c)	2,466	3,083	3,459
Net income	(a)+(b)+(c)	$6,091	$7,534	$8,480

During the second quarter of 2021, the Bank purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended June 30, 2023, March 31, 2023 and June 30, 2022 excluded the impacts of contractual interest and discount accretion of the purchased Hana loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		2Q2023	1Q2023	2Q2022
Yield on Average Loans
Interest income on loans		$27,288	$26,011	$19,108
Less: interest income on purchased Hana loans		1,809	1,837	1,572
Adjusted interest income on loans	(a)	$25,479	$24,174	$17,536

Average loans		$1,725,764	$1,725,392	$1,560,064
Less: Average purchased Hana loans		55,234	58,237	69,180
Adjusted average loans	(b)	$1,670,530	$1,667,155	$1,490,884

Average loan yield(1)		6.34%	6.10%	4.91%
Effect on average loan yield(1)		0.23%	0.24%	0.19%
Adjusted average loan yield(1)	(a)/(b)	6.11%	5.86%	4.72%

Net Interest Margin
Net interest income		$17,252	$17,892	$19,079
Less: interest income on purchased Hana loans		1,809	1,837	1,572
Adjusted net interest income	(c)	$15,443	$16,055	$17,507

Average interest-earning assets		$2,030,139	$2,022,146	$1,817,157
Less: Average purchased Hana loans		55,234	58,237	69,180
Adjusted average interest-earning assets	(d)	$1,974,905	$1,963,909	$1,747,977

Net interest margin(1)		3.40%	3.57%	4.21%
Effect on net interest margin(1)		0.27	0.28	0.20
Adjusted net interest margin(1)	(c)/(d)	3.13%	3.29%	4.01%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased Hana loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		2Q2023	1Q2023	2Q2022
Gross loans		$1,716,197	$1,692,485	$1,484,718
Less: Purchased Hana loans		(54,016)	(56,735)	(66,946)
PPP loans(1)		(247)	(247)	(7,151)
Adjusted gross loans	(a)	$1,661,934	$1,635,503	$1,410,621

Accrued interest receivable on loans		$6,815	$6,440	$4,602
Less: Accrued interest receivable on purchased Hana loans		(426)	(432)	(290)
Accrued interest receivable on PPP loans(2)		(6)	(5)	(93)
Add: Allowance on accrued interest receivable		—	—	—
Adjusted accrued interest receivable on loans	(b)	$6,383	$6,003	$4,219

Adjusted gross loans and accrued interest receivable	(a)+(b)=(c)	$1,668,317	$1,641,506	$1,414,840

Allowance for credit losses		$20,802	$20,814	$17,702
Add: Allowance on accrued interest receivable		—	—	—
Adjusted Allowance	(d)	$20,802	$20,814	$17,702

Adjusted allowance to gross loans ratio	(d)/(c)	1.25%	1.27%	1.25%

(1)Excludes purchased PPP loans of $942 thousand as of June 30, 2022.
(2)Excludes purchased accrued interest receivable on PPP loans of $13 thousand as of June 30, 2022.

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates ten full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.
Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; the continuing effects of inflation and monetary policies, and the impacts of those circumstances upon our current and prospective borrowers and depositors; our ability to mitigate and manage deposit liabilities in a manner that balances the need to meet current and expected withdrawals while investing a sufficient portion of our assets to promote strong earning capacity; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2022 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Assets
Cash and due from banks	$21,295	$16,781	$14,937	26.9%	42.6%
Interest-bearing deposits in other banks	122,466	164,728	117,760	(25.7)	4.0
Cash and cash equivalents	143,761	181,509	132,697	(20.8)	8.3
Available-for-sale debt securities, at fair value	202,250	212,767	174,814	(4.9)	15.7
Other investments	16,183	12,172	12,205	33.0	32.6
Loans held for sale	—	7,534	67,255	n/m	n/m
Commercial real estate loans	847,863	833,615	776,785	1.7	9.2
SBA loans	238,785	238,994	247,413	(0.1)	(3.5)
C&I loans	112,160	117,841	128,620	(4.8)	(12.8)
Home mortgage loans	516,226	500,635	331,362	3.1	55.8
Consumer loans	1,163	1,400	538	(16.9)	116.2
Gross loans receivable	1,716,197	1,692,485	1,484,718	1.4	15.6
Allowance for credit losses	(20,802)	(20,814)	(17,702)	(0.1)	17.5
Net loans receivable	1,695,395	1,671,671	1,467,016	1.4	15.6
Premises and equipment, net	5,093	4,647	4,493	9.6	13.4
Accrued interest receivable, net	7,703	7,302	5,112	5.5	50.7
Servicing assets	12,654	12,898	12,708	(1.9)	(0.4)
Company owned life insurance	21,913	21,762	21,317	0.7	2.8
Deferred tax assets, net	13,360	12,323	13,371	8.4	(0.1)
Operating right-of-use assets	9,487	9,459	8,036	0.3	18.1
Other assets	23,902	16,550	15,218	44.4	57.1
Total assets	$2,151,701	$2,170,594	$1,934,242	(0.9)%	11.2%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$634,745	$643,902	$820,311	(1.4)%	(22.6)%
Money market and others	344,162	436,796	519,389	(21.2)	(33.7)
Time deposits greater than $250	416,208	411,648	237,634	1.1	75.1
Other time deposits	464,524	412,472	164,289	12.6	182.7
Total deposits	1,859,639	1,904,818	1,741,623	(2.4)	6.8
Federal Home Loan Bank advances	75,000	50,000	—	50.0	n/m
Accrued interest payable	9,354	5,751	612	62.6	1428.4
Operating lease liabilities	10,486	10,513	9,335	(0.3)	12.3
Other liabilities	13,452	15,731	13,180	(14.5)	2.1
Total liabilities	1,967,931	1,986,813	1,764,750	(1.0)	11.5
Shareholders' equity:
Common stock	77,464	79,475	78,718	(2.5)	(1.6)
Additional paid-in capital	10,297	10,056	9,089	2.4	13.3
Retained earnings	114,177	109,908	92,659	3.9	23.2
Accumulated other comprehensive loss	(18,168)	(15,658)	(10,974)	16.0	65.6
Total shareholders’ equity	183,770	183,781	169,492	—	8.4
Total liabilities and shareholders' equity	$2,151,701	$2,170,594	$1,934,242	(0.9)%	11.2%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Interest income
Interest and fees on loans	$27,288	$26,011	$19,108	4.9%	42.8%
Interest on available-for-sale debt securities	1,562	1,566	703	(0.3)	122.2
Other interest income	1,252	1,017	337	23.1	271.5
Total interest income	30,102	28,594	20,148	5.3	49.4
Interest expense
Interest on deposits	11,920	10,382	1,069	14.8	1015.1
Interest on borrowings	930	320	—	190.6	n/m
Total interest expense	12,850	10,702	1,069	20.1	1102.1
Net interest income	17,252	17,892	19,079	(3.6)	(9.6)
(Reversal of) provision for credit losses	—	(338)	996	n/m	n/m
Net interest income after provision for credit losses	17,252	18,230	18,083	(5.4)	(4.6)
Noninterest income
Service charges on deposits	573	418	427	37.1	34.2
Loan servicing fees, net of amortization	595	846	654	(29.7)	(9.0)
Gain on sale of loans	2,098	2,570	3,873	(18.4)	(45.8)
Other income	339	461	405	(26.5)	(16.3)
Total noninterest income	3,605	4,295	5,359	(16.1)	(32.7)
Noninterest expense
Salaries and employee benefits	7,681	7,252	7,109	5.9	8.0
Occupancy and equipment	1,598	1,570	1,489	1.8	7.3
Data processing and communication	546	550	492	(0.7)	11.0
Professional fees	381	359	364	6.1	4.7
FDIC insurance and regulatory assessments	420	467	192	(10.1)	118.8
Promotion and advertising	159	162	165	(1.9)	(3.6)
Directors’ fees	210	161	190	30.4	10.5
Foundation donation and other contributions	594	753	852	(21.1)	(30.3)
Other expenses	711	634	650	12.1	9.4
Total noninterest expense	12,300	11,908	11,503	3.3	6.9
Income before income tax expense	8,557	10,617	11,939	(19.4)	(28.3)
Income tax expense	2,466	3,083	3,459	(20.0)	(28.7)
Net income	$6,091	$7,534	$8,480	(19.2)%	(28.2)%

Book value per share	$12.16	$12.02	$11.16	1.2%	9.0%
Earnings per share - Basic	0.39	0.48	0.55	(18.8)	(29.1)
Earnings per share - Diluted	0.39	0.48	0.54	(18.8)	(27.8)

Shares of common stock outstanding, at period end	15,118,268	15,286,558	15,189,203	(1.1)%	(0.5)%
Weighted average shares:
- Basic	15,158,365	15,284,350	15,141,975	(0.8)%	0.1%
- Diluted	15,169,794	15,312,673	15,234,577	(0.9)	(0.4)

KEY RATIOS

	For the Three Months Ended			Change 2Q23 vs.
	2Q2023	1Q2023	2Q2022	1Q2023	2Q2022
Return on average assets (ROA)(1)	1.15%	1.43%	1.79%	(0.3)%	(0.6)%
Return on average equity (ROE)(1)	13.27	16.82	20.29	(3.6)	(7.0)
Net interest margin(1)	3.40	3.57	4.21	(0.2)	(0.8)
Efficiency ratio	58.97	53.67	47.07	5.3	11.9

Total risk-based capital ratio	13.10%	13.27%	13.51%	(0.2)%	(0.4)%
Tier 1 risk-based capital ratio	11.92	12.06	12.29	(0.1)	(0.4)
Common equity tier 1 ratio	11.92	12.06	12.29	(0.1)	(0.4)
Leverage ratio	9.50	9.43	9.48	0.1	—

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Six Months Ended
	2Q2023	2Q2022	% Change
Interest income
Interest and fees on loans	$53,299	$36,365	46.6%
Interest on available-for-sale debt securities	3,128	1,233	153.7
Other interest income	2,269	494	359.3
Total interest income	58,696	38,092	54.1
Interest expense
Interest on deposits	22,302	1,723	1194.4
Interest on borrowings	1,250	—	n/m
Total interest expense	23,552	1,723	1266.9
Net interest income	35,144	36,369	(3.4)
(Reversal of) provision for credit losses	(338)	1,337	n/m
Net interest income after provision for credit losses	35,482	35,032	1.3
Noninterest income
Service charges on deposits	991	815	21.6
Loan servicing fees, net of amortization	1,441	1,101	30.9
Gain on sale of loans	4,668	7,111	(34.4)
Other income	800	548	46.0
Total noninterest income	7,900	9,575	(17.5)
Noninterest expense
Salaries and employee benefits	14,933	12,766	17.0
Occupancy and equipment	3,168	2,867	10.5
Data processing and communication	1,096	985	11.3
Professional fees	740	688	7.6
FDIC insurance and regulatory assessments	887	399	122.3
Promotion and advertising	321	354	(9.3)
Directors’ fees	371	367	1.1
Foundation donation and other contributions	1,347	1,667	(19.2)
Other expenses	1,345	1,072	25.5
Total noninterest expense	24,208	21,165	14.4
Income before income tax expense	19,174	23,442	(18.2)
Income tax expense	5,549	6,810	(18.5)
Net income	$13,625	$16,632	(18.1)%

Book value per share	$12.16	$11.16	9.0%
Earnings per share - Basic	0.88	1.08	(18.5)
Earnings per share - Diluted	0.88	1.07	(17.8)

Shares of common stock outstanding, at period end	15,118,268	15,189,203	(0.5)%
Weighted average shares:
- Basic	15,221,010	15,139,903	0.5%
- Diluted	15,241,903	15,238,113	—

KEY RATIOS

	For the Six Months Ended
	2Q2023	2Q2022	% Change
Return on average assets (ROA)(1)	1.29%	1.82%	(0.5)%
Return on average equity (ROE)(1)	15.02	19.92	(4.9)
Net interest margin(1)	3.48	4.16	(0.7)
Efficiency ratio	56.24	46.07	10.2

Total risk-based capital ratio	13.10%	13.51%	(0.4)%
Tier 1 risk-based capital ratio	11.92	12.29	(0.4)
Common equity tier 1 ratio	11.92	12.29	(0.4)
Leverage ratio	9.50	9.48	—

(1)Annualized.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	2Q2023	1Q2023	2Q2022
Nonaccrual loans(1)	$3,447	$2,504	$1,826
Loans 90 days or more past due, accruing(2)	—	—	—
Nonperforming loans	3,447	2,504	1,826
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$3,447	$2,504	$1,826

Criticized loans by risk categories:
Special mention loans	$2,909	$2,617	$—
Classified loans(1)(3)	4,629	3,155	2,673
Total criticized loans	$7,538	$5,772	$2,673

Criticized loans by loan type:
Commercial real estate	$—	$560	$—
SBA	4,784	3,676	1,391
C&I	200	271	297
Home mortgage	2,554	1,265	985
Total criticized loans	$7,538	$5,772	$2,673

Nonperforming loans / gross loans	0.20%	0.15%	0.12%
Nonperforming assets / gross loans plus OREO	0.20	0.15	0.12
Nonperforming assets / total assets	0.16	0.12	0.09
Classified loans / gross loans	0.27	0.19	0.18
Criticized loans / gross loans	0.44	0.34	0.18

Allowance for credit losses ratios:
As a % of gross loans	1.21%	1.23%	1.19%
As an adjusted % of gross loans(4)	1.25	1.27	1.25
As a % of nonperforming loans	603	831	969
As a % of nonperforming assets	603	831	969
As a % of classified loans	449	660	662
As a % of criticized loans	276	361	662

Net charge-offs (recoveries)	$12	$93	$(34)
Net charge-offs (recoveries)(5) to average gross loans(6)	0.00%	0.02%	(0.01)%

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $5.1 million, $1.6 million and $346 thousand as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(2)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $246 thousand, $246 thousand and $5 thousand as of June 30, 2023, March 31, 2023 and June 30, 2022, respectively.
(3)Consists of substandard, doubtful and loss categories.
(4)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(5)Annualized.
(6)Includes loans held for sale.

($ in thousands)	2Q2023	1Q2023	2Q2022
Accruing delinquent loans 30-89 days past due
30-59 days	$3,647	$4,866	$447
60-89 days	1,568	—	—
Total	$5,215	$4,866	$447

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	2Q2023			1Q2023			2Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$79,200	$1,003	5.01%	$74,162	$846	4.56%	$79,628	$197	0.98%
Federal funds sold and other investments	15,374	249	6.46	12,130	171	5.65	11,966	140	4.70
Available-for-sale debt securities, at fair value	209,801	1,562	2.98	210,462	1,566	2.98	165,499	703	1.70
Commercial real estate loans	838,526	11,823	5.66	840,402	11,179	5.39	751,610	8,743	4.67
SBA loans	262,825	7,174	10.95	274,889	6,982	10.30	353,138	5,707	6.48
C&I loans	114,103	2,232	7.85	121,915	2,200	7.32	160,291	1,811	4.53
Home mortgage loans	508,976	6,043	4.75	486,800	5,633	4.63	294,341	2,837	3.86
Consumer loans	1,334	16	4.77	1,386	17	5.07	684	10	5.49
Loans(2)	1,725,764	27,288	6.34	1,725,392	26,011	6.10	1,560,064	19,108	4.91
Total interest-earning assets	2,030,139	30,102	5.94	2,022,146	28,594	5.71	1,817,157	20,148	4.44
Noninterest-earning assets	84,991			82,538			73,594
Total assets	$2,115,130			$2,104,684			$1,890,751

Interest-bearing liabilities:
Money market deposits and others	$357,517	$3,201	3.59%	$409,813	$3,150	3.12%	$470,013	$503	0.43%
Time deposits	843,836	8,719	4.14	786,381	7,232	3.73	389,059	566	0.58
Total interest-bearing deposits	1,201,353	11,920	3.98	1,196,194	10,382	3.52	859,072	1,069	0.50
Borrowings	82,586	930	4.52	26,168	320	4.95	—	—	—
Total interest-bearing liabilities	1,283,939	12,850	4.01	1,222,362	10,702	3.55	859,072	1,069	0.50
Noninterest-bearing liabilities:
Noninterest-bearing deposits	615,748			671,490			843,788
Other noninterest-bearing liabilities	31,810			31,648			20,720
Total noninterest-bearing liabilities	647,558			703,138			864,508
Shareholders’ equity	183,633			179,184			167,171
Total liabilities and shareholders’ equity	$2,115,130			2,104,684			1,890,751

Net interest income / interest rate spreads		$17,252	1.93%		$17,892	2.16%		$19,079	3.94%
Net interest margin			3.40%			3.57%			4.21%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,817,101	$11,920	2.63%	$1,867,684	$10,382	2.25%	$1,702,860	$1,069	0.25%
Total funding liabilities / cost of funds	1,899,687	12,850	2.71	1,893,852	10,702	2.29	1,702,860	1,069	0.25

(1)Annualized.
(2)Includes loans held for sale.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Six Months Ended
	2Q2023			2Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$76,695	$1,849	4.79%	$83,231	$238	0.57%
Federal funds sold and other investments	13,761	420	6.10	11,465	256	4.45
Available-for-sale debt securities, at fair value	210,130	3,128	2.98	161,230	1,233	1.53
Commercial real estate loans	839,459	23,002	5.53	731,413	16,545	4.56
SBA loans	268,823	14,156	10.62	355,916	11,542	6.54
C&I loans	117,988	4,432	7.58	158,334	3,348	4.26
Home mortgage loans	497,949	11,676	4.69	255,936	4,911	3.84
Consumer & other loans	1,360	33	4.92	780	19	5.15
Loans(2)	1,725,579	53,299	6.22	1,502,379	36,365	4.88
Total interest-earning assets	2,026,165	58,696	5.83	1,758,305	38,092	4.36
Noninterest-earning assets	83,771			68,334
Total assets	$2,109,936			$1,826,639

Interest-bearing liabilities:
Money market deposits and others	$383,521	$6,351	3.34%	$441,314	$754	0.34%
Time deposits	815,267	15,952	3.95	381,879	969	0.51
Total interest-bearing deposits	1,198,788	22,303	3.75	823,193	1,723	0.42
Borrowings	54,533	1,249	4.62	—	—	—
Total interest-bearing liabilities	1,253,321	23,552	3.79	823,193	1,723	0.42
Noninterest-bearing liabilities:
Noninterest-bearing deposits	643,465			813,791
Other noninterest-bearing liabilities	31,729			22,649
Total noninterest-bearing liabilities	675,194			836,440
Shareholders’ equity	181,421			167,006
Total liabilities and shareholders’ equity	$2,109,936			1,826,639

Net interest income / interest rate spreads		$35,144	2.04%		$36,369	3.94%
Net interest margin			3.48%			4.16%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,842,253	$22,303	2.44%	$1,636,984	$1,723	0.21%
Total funding liabilities / cost of funds	1,896,786	23,552	2.50%	1,636,984	1,723	0.21%

(1)Annualized.
(2)Includes loans held for sale.